EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
CollaGenex Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-31229 and No. 333-73230 on Form S-8 of CollaGenex Pharmaceuticals, Inc. and registration statements No. 333-88697, No. 333-35634, No. 333-53766, No.
333-58568,   No.  333-67044,  and  No.  333-72166  on  Form  S-3  of  CollaGenex
Pharmaceuticals,  Inc. of our report dated  January 30,  2002,  except as to the first paragraph of note 16, which is as of February 14, 2002, the second paragraph of note 16 which is as of March 22, 2002 and the third paragraph of
Note 16, which is as of March 26, 2002, with respect to the consolidated balance sheets of CollaGenex Pharmaceuticals, Inc. and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule, which report appears in the December 31, 2001 Annual Report on Form 10-K of CollaGenex Pharmaceuticals, Inc. Our report refers to the Company's adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements", in 2000.

                                  /s/ KPMG LLP

Princeton, New Jersey
March 28, 2002